UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2020
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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		1-13873	38-0819050
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids,	Michigan		49508
(Address or principal executive offices)			(Zip code)
(616) 247-2710

(Registrant's telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
_______

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Steelcase Inc. (the “Company”) previously announced it had detected a cyberattack on its information technology systems on October 22, 2020. The Company quickly implemented a series of containment and remediation measures to address the situation, conduct a forensics investigation and reinforce the security of its systems. Those measures included the Company shutting down most of its global order management, manufacturing and distribution systems and operations for approximately two weeks.

The Company has resumed normal operations and is working to ship orders delayed by the shutdown and to return to normal order lead times. Due to the timing of the operational shutdown, which spanned into early November, the Company expects that some shipments which were originally scheduled for the Company’s third quarter will not ship until the fourth quarter, which would negatively impact the Company’s revenue for the third quarter. In connection with the shutdown, the Company has experienced some operational inefficiencies and expects to incur additional costs for overtime and expedited freight as it manufactures and delivers the backlog of customer orders. The Company also has incurred modest incremental costs relating to remediating, restoring and reinforcing its systems.

The Company has substantially completed its forensic investigation and has found no evidence that any exfiltration of sensitive business data, including intellectual property or customer, supplier or employee data, occurred as a result of this event.

Forward-Looking Statements

From time to time, in written and oral statements, the Company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to the Company, based on current beliefs of management as well as assumptions made by, and information currently available to, the Company. Forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," "targets," or other similar words, phrases or expressions. Although the Company believes these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the Company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters, pandemics and other Force Majeure events; the COVID-19 pandemic and the actions taken by various governments and third parties to combat the pandemic; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the Company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer (Duly Authorized Officer)
Date: November 12, 2020